AMENDED
                                   SCHEDULE A
                             DATED NOVEMBER 3, 2004
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                             DATED FEBRUARY 27, 1998
                          BETWEEN OAK ASSOCIATES FUNDS
                                       AND
                              OAK ASSOCIATES, LTD.

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

Portfolio:                                              Fee (in basis points)
----------                                              ---------------------

White Oak Growth Stock Fund                                       .74

Pin Oak Aggressive Stock Fund                                     .74

Red Oak Technology Fund                                           .74

Black Oak Emerging Technology Fund                                .74

Live Oak Health Services Fund                                     .74

Rock Oak Core Growth Fund                                         .74